EXHIBIT 10.4

                                NOXSO CORPORATION

                                October 26, 2004

Mr. Paul Gelb
PARK AVENUE MORTGAGE GROUP
410 Park Avenue, 17th Floor
New York, NY 10022

Re:      Three Tracts of Land in Dallas, Dallas County, Texas
         Located at the Intersection of Interstate 45 and Loop 12

Dear Mr. Gelb:

NOXSO CORPORATION ("NOXSO") hereby grants PARK AVENUE MORTGAGE GROUP ("PAMG") the authorization to obtain on behalf of NOXSO, a funded commitment for a commercial land loan and/or mortgage of approximately $2,200,000 on the above reference property. NOXSO agrees to cooperated with PAMG and execute all reasonable documents and submit any additional data required by the lender.

Upon acceptance by NOXSO of such financing, or any other amount presented by PAMG and accepted by NOXSO, NOXSO hereby agrees to pay PAMG a commission of 3% of the loan amount. Additionally, NOXSO acknowledges that PAMG was introduced to NOXSO by its consultant, PARKVIEW PARTNERS, Ltd ("PPL"). NOXSO has been informed by PPL that 100,000 of the Warrants granted PPL by NOXSO, subject to the terms and conditions of its consulting agreement, will be made available to PAMG by PPL, under the same terms and conditions that PPL received from NOXSO. All parties recognize and understand that no warrants have been issued as of this date and that none shall be issued prior to the completion of the services rendered and accepted by NOXSO. NOXSO hereby agrees that upon the acceptable completion and funding of the transaction contemplated herein, PAMG shall be granted 100,000 Warrants exercisable for restricted common stock on a one-share for one-warrant basis, and subject to the registration rights in the consulting agreement with PPL.

NOXSO and PAMG recognize that the tracts referenced above are vacant land. Under the terms of this agreement, NOXSO shall grant to PAMG a limited agency with the right of first refusal to obtain on a timely basis at such time that PAMG is notified and requested by NOXSO, future development and construction financing on terms, rates and conditions ("financing terms") that are equal to or better than those available in the marketplace at the time such development and construction financing is sought. In the event that PAMG is able to meet or exceed such "financing terms" and provide the development and construction financing requested, NOXSO agrees to pay PAMG a commission of 1% of those loan amounts, unless such commission is subsequently negotiated between the parties, and the limited agency with the right of first refusal shall continue. In the event that PAMG is not able to meet or exceed such "financing terms" when notified and requested by NOXSO, the limited agency with the right of first refusal granted herein, shall immediately expire.

Should NOXSO fail to accept any financing offered through PAMG or should PAMG have been unable to obtain financing, NOXSO hereby agrees that, subject to previously existing associations and relationships of NOXSO'S Directors, Officers, Affiliates and Staff, and the terms and conditions of the other agreements it has in place as of the date of this letter agreement, it will not seek financing, directly or through any other agent or representative, from any lender that PAMG has approached and submitted required documents for financing of the above referenced land on behalf of NOXSO for a period of 12 months after PAMG ceases to obtain satisfactory financing.

Mr. Paul Gelb
PARK AVENUE MORTGAGE GROUP
October 26, 2004

NOXSO has enclosed a check payable to PAMG for One Thousand Dollars ($1,000.00) as a non-refundable fee. The non-refundable fee shall be deducted from the fees due and payable to PAMG at closing of the loan contemplated by this letter.

The terms and conditions contained herein shall be effective as of the date when counter-signed and returned to NOXSO by PAMG by fax at (801) 296-6976 and (801) 457-3752.

Sincerely,
NOXSO CORPPORATION



By: /s/ Richard J. Anderson
   ------------------------------
   Richard J. Anderson
   CEO & President

cc: Eric L. Robinson, Esq.
    Blackburn & Stoll, LC
    RJA - Financial Admin File
    PARK AVENUE MORTGAGE GROUP File
    Parkview Partners, Ltd File
    File

AGREED
TO:  NOXSO CORPPORATION

The terms and conditions contained herein are acceptable to PARK AVENUE MORTGAGE GROUP as of October 28, 2004.

PARK AVENUE MORTGAGE GROUP



By:  /s/ Ellen Bitton
    --------------------------
    Ellen Bitton